EXHIBIT 23.1
                                                          ------------




    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements (which report expresses an unqualified opinion on those financial statements and includes explanatory paragraphs regarding the adoption of the provisions of FASB Accounting Standards Codification ("ASC") Topic 810, CONSOLIDATION, as it relates to the adoption of the former FASB Statement of Financial Accounting Standards No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, on January 4, 2009, and FASB ASC 740, INCOME TAXES, as it relates to the adoption of the former FASB Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES (FIN 48), adopted January 1, 2007) and financial statement schedule of Franklin Electric Co., Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting dated March 3, 2010, appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 2010.



    /s/ DELOITTE & TOUCHE LLP
    Chicago, IL
    April 23, 2010